Exhibit 99.1

NEWS RELEASE
1901 Chouteau Avenue: St. Louis, MO 63103: Ameren.com

Contacts
Media	Analysts	Investors
Erin Davis	Andrew Kirk	Investor Services
314.554.2182	314.554.3942	800.255.2237
edavis@ameren.com	akirk@ameren.com	invest@ameren.com
For Immediate Release
Ameren Announces Second Quarter 2019 Results

•	Second Quarter Diluted Earnings Per Share were $0.72 in 2019 vs. $0.97 in 2018

•	2019 Diluted EPS Earnings Guidance Range Reaffirmed at $3.15 to $3.35 Per Share
ST. LOUIS (Aug. 2, 2019) — Ameren Corporation (NYSE: AEE) today announced second quarter 2019 net income attributable to common shareholders of $179 million, or $0.72 per diluted share, compared to second quarter 2018 net income attributable to common shareholders of $239 million, or $0.97 per diluted share.
The decrease in year-over-year second quarter earnings was due to lower earnings at Ameren Missouri and Ameren Illinois Natural Gas partially offset by higher earnings at Ameren Transmission and Ameren Illinois Electric Distribution. Ameren Missouri's earnings reflected lower electric retail sales due to mild early summer temperatures compared to extremely warm early summer temperatures in the year-ago period. In addition, the Callaway Energy Center refueling and maintenance outage increased Ameren Missouri's operations and maintenance expenses compared to 2018 when there was no such outage. These factors were partially offset by the comparative impacts of timing differences in 2018 between income tax expense and revenue reductions related to federal tax reform. Ameren Illinois Natural Gas earnings also declined reflecting a change in rate design. Finally, increased infrastructure investments drove higher earnings at Ameren Transmission and Ameren Illinois Electric Distribution.
"Despite mild early summer weather, we remain on track to deliver within our 2019 earnings guidance range of $3.15 to $3.35," said Warner L. Baxter, chairman, president and chief executive officer of Ameren Corporation. "Our team continues to execute our strategy, which includes significant investment in energy infrastructure in each of our business segments and managing costs in a disciplined manner to deliver significant customer benefits while keeping rates affordable."
Ameren recorded net income attributable to common shareholders for the six months ended June 30, 2019, of $370 million, or $1.50 per diluted share, compared to net income attributable to common shareholders for the six months ended June 30, 2018, of $390 million, or $1.59 per diluted share.
The decrease in year-over-year six-month earnings was due to lower earnings at Ameren Missouri partially offset by higher earnings at Ameren's other business segments. Ameren Missouri's earnings reflected lower electric retail sales primarily due to mild early summer temperatures compared to extremely warm early summer temperatures in the year-ago period. In addition, the Callaway Energy Center refueling and maintenance outage increased Ameren Missouri's operations and maintenance expenses compared to 2018 when there was no such outage. These factors were partially offset by higher energy efficiency performance incentives at Ameren Missouri. Higher earnings at Ameren Transmission and Ameren Illinois Electric Distribution reflected increased infrastructure investments. Ameren Illinois Natural Gas earnings also rose reflecting higher delivery service rates and a change in rate design. Finally, the earnings comparison also benefited from a lower consolidated effective income tax rate in 2019.
Earnings Guidance
Today, Ameren reaffirmed its 2019 earnings guidance range of $3.15 to $3.35 per diluted share. Earnings guidance for 2019 assumes normal temperatures for the last six months of this year and is subject to the effects of, among other things: 30-year U.S. Treasury bond yields; regulatory, judicial and legislative actions; energy center and energy distribution operations; energy, economic, capital and credit market conditions; severe storms; unusual or otherwise unexpected gains or losses; and other risks and uncertainties outlined, or referred to, in the Forward-looking Statements section of this press release.
Ameren Missouri Segment Results
Ameren Missouri second quarter 2019 earnings were $107 million, compared to second quarter 2018 earnings of $168 million. The year-over-year decline reflected lower electric retail sales, which decreased earnings by an estimated $53 million, due primarily to mild early summer temperatures compared to extremely warm early summer temperatures in the year-ago period. In addition, the Callaway Energy Center refueling and maintenance outage decreased earnings by $18 million compared to 2018 when there was no such outage. These factors were partially offset by the comparative impacts of $14 million of timing differences in 2018 between income tax expense and revenue reductions related to the Tax Cuts and Jobs Act of 2017. This timing difference will impact 2019 quarterly earnings comparisons but is not expected to impact the full-year comparison.
Ameren Illinois Electric Distribution Segment Results
Ameren Illinois Electric Distribution second quarter 2019 earnings were $37 million, compared to second quarter 2018 earnings of $33 million. The year-over-year improvement reflected increased earnings on infrastructure investments largely offset by a lower allowed return on equity due to a lower projected average 30-year U.S. Treasury bond yield in 2019 compared to 2018.
Ameren Illinois Natural Gas Segment Results
Ameren Illinois Natural Gas second quarter 2019 earnings were $1 million, compared to second quarter 2018 earnings of $7 million. The year-over-year decline primarily related to a change in rate design, which is not expected to impact full-year results.

Ameren Transmission Segment Results
Ameren Transmission second quarter 2019 earnings were $42 million, compared to second quarter 2018 earnings of $36 million. The year-over-year improvement reflected increased earnings on infrastructure investments.
Other Results (includes items not reported in a business segment)
Other results for the second quarter of 2019 reflected a loss of $8 million, compared to a second quarter 2018 loss of $5 million. The year-over-year loss increased primarily due to an increase in income tax expense, which is not expected to impact full-year results.
Analyst Conference Call
Ameren will conduct a conference call for financial analysts at 9 a.m. Central Time on Friday, Aug. 2, to discuss 2019 earnings, earnings guidance and other matters. Investors, the news media and the public may listen to a live broadcast of the call at AmerenInvestors.com by clicking on "Webcast" under "Q2 2019 Earnings Conference Call," where an accompanying slide presentation will also be available. The conference call and presentation will be archived for one year in the “Investor News & Events” section of the website under “Events and Presentations.”

About Ameren
St. Louis-based Ameren Corporation powers the quality of life for 2.4 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through its Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric transmission and distribution service and natural gas distribution service. Ameren Missouri provides electric generation, transmission and distribution service, as well as natural gas distribution service. Ameren Transmission Company of Illinois develops, owns and operates rate-regulated regional electric transmission projects. For more information, visit Ameren.com, or follow us on Twitter at @AmerenCorp, Facebook.com/AmerenCorp, or LinkedIn/company/Ameren.

Forward-looking Statements
Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in Ameren’s Annual Report on Form 10-K for the year-ended December 31, 2018, and elsewhere in this release and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

•
regulatory, judicial, or legislative actions, and any changes in regulatory policies and ratemaking determinations, such as those that may result from the complaint case filed in February 2015 with the Federal Energy Regulatory Commission (FERC), a new methodology to determine the allowed base return on common equity under the Midcontinent Independent System Operator (MISO) tariff proposed by the FERC in November 2018, the Notices of Inquiry issued by the FERC in March 2019, Ameren Missouri’s electric regulatory rate review filed with the Missouri Public Service Commission (MoPSC) in July 2019, Ameren Missouri's natural gas regulatory rate review filed with the MoPSC in December 2018, an appeal filed by the Missouri Office of Public Counsel in January 2019 in Ameren Missouri's Renewable Energy Standard Rate Adjustment Mechanism case, Ameren Illinois' May 2019 annual electric energy-efficiency formula rate update, Ameren Illinois’ April 2019 annual electric distribution formula rate update filing, and future regulatory, judicial, or legislative actions that change regulatory recovery mechanisms;

•
the effect of Ameren Illinois’ participation in performance-based formula ratemaking frameworks under the Illinois Energy Infrastructure Modernization Act and the Illinois Future Energy Jobs Act (FEJA), including the direct relationship between Ameren Illinois’ return on common equity and the 30-year United States Treasury bond yields, and the related financial commitments;

•	the effect of Missouri Senate Bill 564 on Ameren Missouri, including customer rate caps pursuant to Ameren Missouri’s election to use plant-in-service accounting;

•	the effects of changes in federal, state, or local laws and other governmental actions, including monetary, fiscal, and energy policies;

•	the effects of changes in federal, state, or local tax laws, regulations, interpretations, or rates, amendments or technical corrections to the TCJA, and challenges to the tax positions we have taken;

•
the effects on demand for our services resulting from technological advances, including advances in customer energy efficiency, energy storage, and private generation sources, which generate electricity at the site of consumption and are becoming more cost-competitive;

•	the effectiveness of Ameren Missouri’s customer energy-efficiency programs and the related revenues and performance incentives earned under its Missouri Energy Efficiency Investment Act programs;

•
Ameren Illinois’ ability to achieve the performance standards applicable to its electric distribution business and the FEJA electric customer energy-efficiency goals and the resulting impact on its allowed return on equity;

•
our ability to align overall spending, both operating and capital, with frameworks established by our regulators and to recover these costs in a timely manner in our attempt to earn our allowed returns on equity;

•
the cost and availability of fuel, such as ultra-low-sulfur coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of purchased power, zero emission credits, renewable energy credits, and natural gas for distribution; and the level and volatility of future market prices for such commodities and credits, including our ability to recover the costs for such commodities and credits and our customers’ tolerance for any related price increases;

•
disruptions in the delivery of fuel, failure of our fuel suppliers to provide adequate quantities or quality of fuel, or lack of adequate inventories of fuel, including nuclear fuel assemblies from the one Nuclear Regulatory Commission-licensed supplier of Ameren Missouri's Callaway Energy Center's assemblies;

•	the cost and availability of transmission capacity for the energy generated by Ameren Missouri's energy centers or required to satisfy Ameren Missouri's energy sales;

•	the effectiveness of our risk management strategies and our use of financial and derivative instruments;

•
the ability to obtain sufficient insurance, including insurance for Ameren Missouri’s Callaway Energy Center, or, in the absence of insurance, the ability to recover uninsured losses from our customers;

•
the impact of cyberattacks on us or our suppliers, which could, among other things, result in the loss of operational control of energy centers and electric and natural gas transmission and distribution systems and/or the loss of data, such as customer, employee, financial, and operating system information;

•	business and economic conditions, including their impact on interest rates, collection of our receivable balances, and demand for our products;

•
disruptions of the capital markets, deterioration in our credit metrics, including as a result of the implementation of the TCJA, or other events that may have an adverse effect on the cost or availability of capital, including short-term credit and liquidity;

•	the actions of credit rating agencies and the effects of such actions;

•	the inability of our counterparties to meet their obligations with respect to contracts, credit agreements, and financial instruments;

•	the impact of weather conditions and other natural phenomena on us and our customers, including the impact of system outages;

•	the construction, installation, performance, and cost recovery of generation, transmission, and distribution assets;

•
the effects of failures of equipment in the operation of natural gas transmission and distribution systems and storage facilities, such as leaks, explosions, and mechanical problems, and compliance with natural gas safety regulations;

•	the effects of failures of electric generation, transmission, or distribution equipment or facilities, which could result in unanticipated liabilities or unplanned outages;

•	the operation of Ameren Missouri’s Callaway Energy Center, including planned and unplanned outages, and decommissioning costs;

•
the impact of current environmental laws and new, more stringent, or changing requirements, including those related to carbon dioxide and the adoption and implementation of the Affordable Clean Energy Rule, other emissions and discharges, cooling water intake structures, coal combustion residuals, and energy efficiency, that could limit or terminate the operation of certain of Ameren Missouri's energy centers, increase our operating costs or investment requirements, result in an impairment of our assets, cause us to sell our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;

•	the impact of complying with renewable energy requirements in Missouri and Illinois and with the zero emission standard in Illinois;

•
Ameren Missouri’s ability to acquire wind and other renewable energy generation facilities and recover its cost of investment and related return in a timely manner, which is affected by the ability to obtain all necessary project approvals; the availability of federal production and investment tax credits related to renewable energy and Ameren Missouri’s ability to use such credits; the cost of wind and solar generation technologies; and Ameren Missouri’s ability to obtain timely interconnection agreements with MISO or other Regional Transmission Organizations at an acceptable cost for each facility;

•
labor disputes, work force reductions, changes in future wage and employee benefits costs, including those resulting from changes in discount rates, mortality tables, returns on benefit plan assets, and other assumptions;

•
the impact of negative opinions of us or our utility services that our customers, legislators, or regulators may have or develop, which could result from a variety of factors, including failures in system reliability, failure to implement our investment plans or to protect sensitive customer information, increases in rates, or negative media coverage;

•	the impact of adopting new accounting guidance;

•	the effects of strategic initiatives, including mergers, acquisitions, and divestitures;

•	legal and administrative proceedings; and

•	acts of sabotage, war, terrorism, or other intentionally disruptive acts.

New factors emerge from time to time, and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

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AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Operating Revenues:
Electric	$1,218	$1,396	$2,400	$2,619
Natural gas	161	167	535	529
Total operating revenues	1,379	1,563	2,935	3,148
Operating Expenses:
Fuel	102	186	262	374
Purchased power	136	142	292	305
Natural gas purchased for resale	44	51	205	222
Other operations and maintenance	450	439	867	870
Depreciation and amortization	249	238	497	472
Taxes other than income taxes	118	122	244	247
Total operating expenses	1,099	1,178	2,367	2,490
Operating Income	280	385	568	658
Other Income, Net	36	29	65	52
Interest Charges	97	100	194	201
Income Before Income Taxes	219	314	439	509
Income Taxes	39	74	66	116
Net Income	180	240	373	393
Less: Net Income Attributable to Noncontrolling Interests	1	1	3	3
Net Income Attributable to Ameren Common Shareholders	$179	$239	$370	$390

Earnings per Common Share – Basic	$0.73	$0.98	$1.51	$1.60

Earnings per Common Share – Diluted	$0.72	$0.97	$1.50	$1.59

Weighted-average Common Shares Outstanding – Basic	245.6	243.7	245.3	243.3
Weighted-average Common Shares Outstanding – Diluted	247.2	245.8	246.8	245.1

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	June 30, 2019	December 31, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$6	$16
Accounts receivable - trade (less allowance for doubtful accounts)	461	463
Unbilled revenue	326	295
Miscellaneous accounts receivable	91	79
Inventories	433	483
Current regulatory assets	107	134
Other current assets	90	63
Total current assets	1,514	1,533
Property, Plant, and Equipment, Net	23,479	22,810
Investments and Other Assets:
Nuclear decommissioning trust fund	783	684
Goodwill	411	411
Regulatory assets	1,175	1,127
Other assets	741	650
Total investments and other assets	3,110	2,872
TOTAL ASSETS	$28,103	$27,215
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$336	$580
Short-term debt	999	597
Accounts and wages payable	593	817
Current regulatory liabilities	156	149
Other current liabilities	668	544
Total current liabilities	2,752	2,687
Long-term Debt, Net	8,222	7,859
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and investment tax credits, net	2,758	2,666
Regulatory liabilities	4,768	4,637
Asset retirement obligations	667	627
Pension and other postretirement benefits	539	558
Other deferred credits and liabilities	464	408
Total deferred credits and other liabilities	9,196	8,896
Ameren Corporation Shareholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,649	5,627
Retained earnings	2,161	2,024
Accumulated other comprehensive loss	(21)	(22)
Total Ameren Corporation shareholders’ equity	7,791	7,631
Noncontrolling Interests	142	142
Total equity	7,933	7,773
TOTAL LIABILITIES AND EQUITY	$28,103	$27,215

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Six Months Ended June 30,
	2019	2018
Cash Flows From Operating Activities:
Net income	$373	$393
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	494	463
Amortization of nuclear fuel	33	48
Amortization of debt issuance costs and premium/discounts	9	11
Deferred income taxes and investment tax credits, net	54	81
Allowance for equity funds used during construction	(13)	(14)
Stock-based compensation costs	10	10
Other	(5)	11
Changes in assets and liabilities	(76)	(183)
Net cash provided by operating activities	879	820
Cash Flows From Investing Activities:
Capital expenditures	(1,125)	(1,112)
Nuclear fuel expenditures	(25)	(16)
Purchases of securities – nuclear decommissioning trust fund	(96)	(129)
Sales and maturities of securities – nuclear decommissioning trust fund	95	122
Purchase of bonds	(97)	—
Proceeds from sale of remarketed bonds	97	—
Other	(3)	6
Net cash used in investing activities	(1,154)	(1,129)
Cash Flows From Financing Activities:
Dividends on common stock	(233)	(223)
Dividends paid to noncontrolling interest holders	(3)	(3)
Short-term debt, net	401	21
Maturities of long-term debt	(329)	(323)
Issuances of long-term debt	450	853
Issuances of common stock	37	40
Employee payroll taxes related to stock-based compensation	(29)	(19)
Debt issuance costs	(4)	(9)
Net cash provided by financing activities	290	337
Net change in cash, cash equivalents, and restricted cash	15	28
Cash, cash equivalents, and restricted cash at beginning of year	107	68
Cash, cash equivalents, and restricted cash at end of period	$122	$96

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Electric Sales - kilowatthours (in millions):
Ameren Missouri
Residential	2,688	3,346	6,526	7,126
Commercial	3,426	3,724	6,975	7,252
Industrial	1,080	1,137	2,092	2,190
Street lighting and public authority	21	25	49	54
Ameren Missouri retail load subtotal	7,215	8,232	15,642	16,622
Off-system	719	2,316	2,555	4,865
Ameren Missouri total	7,934	10,548	18,197	21,487
Ameren Illinois Electric Distribution
Residential	2,381	2,859	5,514	5,930
Commercial	2,919	3,137	5,876	6,114
Industrial	3,021	2,921	5,765	5,735
Street lighting and public authority	116	113	253	259
Ameren Illinois Electric Distribution total	8,437	9,030	17,408	18,038
Eliminate affiliate sales	(32)	(84)	(49)	(162)
Ameren Total	16,339	19,494	35,556	39,363
Electric Revenues (in millions):
Ameren Missouri
Residential	$333	$432	$645	$764
Commercial	310	364	549	616
Industrial	77	87	132	148
Other, including street lighting and public authority	29	(15)	70	12
Ameren Missouri retail load subtotal	$749	$868	$1,396	$1,540
Off-system	24	62	81	131
Ameren Missouri total	$773	$930	$1,477	$1,671
Ameren Illinois Electric Distribution
Residential	$199	$221	$416	$440
Commercial	124	126	247	250
Industrial	33	33	67	68
Other, including street lighting and public authority	3	7	16	29
Ameren Illinois Electric Distribution total	$359	$387	$746	$787
Ameren Transmission
Ameren Illinois Transmission(a)	$66	$62	$136	$124
ATXI	43	41	87	83
Ameren Transmission total	$109	$103	$223	$207
Other and intersegment eliminations(a)	(23)	(24)	(46)	(46)
Ameren Total	$1,218	$1,396	$2,400	$2,619

(a)	Includes $14 million, $13 million, $29 million and $26 million, respectively, of electric operating revenues from transmission services provided to the Ameren Illinois Electric Distribution segment.

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Gas Sales - dekatherms (in millions):
Ameren Missouri	3	3	12	12
Ameren Illinois Natural Gas	30	34	103	102
Ameren Total	33	37	115	114
Gas Revenues (in millions):
Ameren Missouri	$25	$25	$79	$76
Ameren Illinois Natural Gas	136	142	456	453
Ameren Total	$161	$167	$535	$529
		June 30,		December 31,
		2019		2018
Common Stock:
Shares outstanding (in millions)		245.8		244.5
Book value per share		$31.70		$31.21